Exhibit 99.1 - VALUATION AND QUALIFYING ACCOUNTS

                         Allowance for Doubtful Accounts

                                                 Balance at
                                                Beginning of     Charged to Income or    Increase in    Balance at End of
                                                   Period              Expenses           Allowance           Period
                                                   ------              --------           ---------           ------
For the year ended December 31, 1999:
 Provisions for doubtful accounts                 $125,000             $606,932             $157,056          $574,876
                                                  ========           ==========           ==========          ========

For the year ended December 31, 2000:
 Provisions for doubtful accounts                 $574,876           $1,834,197           $1,670,167          $738,906
                                                  ========           ==========           ==========          ========

For the year ended December 31, 2001:
 Provisions for doubtful accounts                 $738,906             $(14,079)            $578,374          $146,453
                                                  ========           ==========           ==========          ========


                   Valuation Allowance for Deferred Tax Asset


                                                 Balance at
                                                Beginning of     Charged to Income or    Increase in    Balance at End of
                                                   Period              Expenses           Allowance           Period
                                                   ------              --------           ---------           ------
For the year ended December 31, 1999:
 Provisions for deferred taxes                     $837,489              $-0-            $8,476,488         $9,313,977
                                                ===========              ====           ===========        ===========

For the year ended December 31, 2000:
 Provisions for deferred taxes                   $9,313,977              $-0-           $11,100,880        $20,414,857
                                                ===========              ====           ===========        ===========

For the year ended December 31, 2001:
 Provisions for deferred taxes                  $20,414,857              $-0-            $4,463,186        $24,878,043
                                                ===========              ====           ===========        ===========